Exhibit 5.2

Graubard Miller

The Chrysler Building

405 Lexington Avenue

New York, N.Y. 10174-1901

(212) 818-8800

August 7, 2014

Quartet Holdco Ltd.

9th Floor

Cumberland House

1 Victoria Street

Hamilton HM 11

Bermuda

Dear Sirs:

Reference is made to the Registration Statement on Form S-4 (“Registration Statement”) filed by Quartet Holdco Ltd. (the “Company”), a Bermuda company, under the Securities Act of 1933, as amended (“Act”), covering: (i) 13,709,938 common shares (“Common Shares”) of the Company, (ii) 420,000 purchase options (the “Purchase Options”) exercisable for up to 462,000 Common Shares of the Company and (iii) the 462,000 Common Shares issuable upon exercise of the Purchase Options.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that the Purchase Options, when duly executed and issued in accordance with and in the manner described in the Registration Statement, constitute legal, valid and binding obligations of the Company under the laws of the State of New York, enforceable against it in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Graubard Miller